UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 9, 2014

The Mint Leasing, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52051	87-0579824
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

323 N. Loop West
Houston, Texas 77008
 (Address of principal executive offices)

(713) 665-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

KBM Worldwide, Inc. Convertible Note

On July 9, 2014, The Mint Leasing, Inc. (the “Company”) sold KBM Worldwide, Inc. (the “Investor”) a Convertible Promissory Note in the principal amount of $158,500 (the “Convertible Note”), pursuant to a Securities Purchase Agreement, dated the same day (the “Purchase Agreement”).  The Convertible Note bears interest at the rate of 8% per annum (22% upon an event of default) and is due and payable on April 15, 2015.   All or any portion of the principal amount of the Convertible Note and all accrued interest is convertible at the option of the holder thereof into the Company’s common stock at any time following the 180th day after the Convertible Note was issued. The conversion price of the Convertible Note is equal to the greater of (a) $0.00005 per share, and (b) 61% multiplied by the average of the three lowest trading prices of the Company’s common stock on the ten trading days before any conversion (representing a discount of 39%).  The conversion price is also subject dilutive protection as provided in the Convertible Note.

At no time may the Convertible Note be converted into shares of common stock of the Company if such conversion would result in the Investor and its affiliates owning an aggregate of in excess of 4.99% of the then outstanding shares of the Company’s shares of common stock.

The Company may prepay in full the unpaid principal and interest on the Convertible Note, upon notice any time prior to the 180th day after the issuance date.   Any prepayment is subject to payment of a prepayment amount ranging from 110% to 135% of the then outstanding balance on the Convertible Note (inclusive of accrued and unpaid interest and any default amounts then owing), depending on when such prepayment is made.

The Company plans to repay the loan prior to any conversion.

Jerry Parish Loan

On July 18, 2014, Jerry Parish, our sole officer and director and majority shareholder, loaned the Company $240,000 which accrues interest at the rate of 10% per annum, is due and payable (along with accrued interest) on July 18, 2015, and is evidenced by a Promissory Note.

ITEM 2.03                      CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth above under Item 1.01, is incorporated in this Section 2.03 by reference.

ITEM 3.02                      UNREGISTERED SALES OF EQUITY SECURITIES.

The Company claims an exemption from registration for the sale of the Convertible Note pursuant to Section 4(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Act”) since the foregoing issuance did not involve a public offering, the recipient took the securities for investment and not resale, we took appropriate measures to restrict transfer, and the recipient was an “accredited investor”. With respect to the transaction described above, no general solicitation was made either by us or by any person acting on our behalf. The transaction was privately negotiated. No underwriters or agents were involved in the foregoing issuance and the Company paid no underwriting discounts or commissions. The securities sold are subject to transfer restrictions, and the certificate(s) evidencing the securities contain an appropriate legend stating that such securities have not been registered under the Act and may not be offered or sold absent registration or pursuant to an exemption therefrom.

ITEM 9.01.                     FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

10.1*	Promissory Note – The Mint Leasing, Inc. as borrower and Jerry Parish as lender (July 22, 2014)

* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MINT LEASING, INC.

Date: July 25, 2014	By: /s/ Jerry Parish
Jerry Parish President & CEO

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Promissory Note – The Mint Leasing, Inc. as borrower and Jerry Parish as lender (July 22, 2014)

* Filed herewith.